Exhibit T3A.135

Entity #: 4016223 Date Filed: 03/10/2011 Carol Aichele Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Limited Partership

(15Pa.C.S. § 8511)

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership (may contain the word “company”, or “limited” or “limited partnership” or any abbreviation):

Monroeville Anchor Limited Partnership

2.	The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider				County
c/o:	Corporation Service Company				Dauphin

3. The name and business address of each general partner of the partnership is:
Name Address
CBL/Monroeville II, LLC CBL Center, Suite 500, 2030 Hamilton Place Blvd., Chattanooga. TN 37421

DSCB: 15-8511-2

4.	Check, and if appropriate complete, one of the following:

☑	The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

☐	The formation of the limited partnership shall be effective on: at Date Hour

5. The specified effective date, if any is:

month	day	year	hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 9th day of March , 2011.

See attached signature page
Signature

Signature

Signature

Signature Page

to

Certificate of Limited Partnership

of

MONROEVILLE ANCHOR LIMITED PARTNERSHIP

By:	CBL/Monroeville II, LLC, a Pennsylvania limited liability company, its sole general partner

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Assistant Secretary